Exhibit 99.(h)(i)(a)

AMENDMENT TO ADMINISRATIVE AND TRANSFER AGENCY AGREEMENT

This Amendment TO ADMINISTRATIVE AND TRANSFER AGENCY AGREEMENT (this “Amendment”) is dated as of February 6, 2024, by and between AIM ETF Products Trust (the “Fund”), and Brown Brothers Harriman & Co. (“BBH&Co.”).

Reference is made to the Administrative and Transfer Agency Agreement dated as of May 15, 2020, by and between the Fund and BBH&Co., as amended from time to time and as in effect on the date hereof prior to giving effect to this Amendment (the “Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

Whereas, the Fund and BBH&Co. have agreed to make certain modifications to the terms of the Agreement as further detailed herein;

Now, therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Agreement as follows:

A.	Amendment to the Agreement

1.	Appendix A to the Agreement is hereby amended by deleting Appendix A in its entirety and replacing it with the Appendix A attached hereto.

2.	Appendix B to the Agreement is hereby amended by deleting the section captioned Financial Reporting Services and replacing it with the following:

Financial Reporting Services

The Administrator shall accumulate information for and prepare Within a 60-day production cycle, one annual streamlined shareholder report and one semiannual streamlined shareholder report per share class for the Fund per fiscal year, such preparation includes the coordination of all printer and author edits, the review of printer drafts and the coordination of the audit of the Fund by its independent public auditor (e.g., manage open items lists, host weekly audit meeting, etc.)

B.	Miscellaneous

1.	This Amendment, together with the Agreement, constitutes the entire agreement of the parties with respect to its subject matter and supersedes all oral communications and prior writings with respect hereto. Except as specifically amended hereby, the Agreement remains unchanged, in full force and effect and binding on the parties in accordance with its terms. As amended hereby, all terms and provisions of the Agreement are hereby ratified and affirmed as of the date hereof and are hereby extended to give effect to the terms hereof.

2.	This Amendment shall be governed and construed in accordance the governing law and jurisdiction provisions of the Agreement.

3.	This Amendment may be executed in multiple original counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties has caused their duly authorized representatives to execute this Amendment to the Agreement, effective as of the first date written above.

BROWN BROTHERS HARRIMAN & CO.		AIM ETF PRODUCTS TRUST

By:	/s/ Hugh Bolton	By:	/s/ Brian Muench
Name:	Hugh Bolton	Name:	Brian Muench
Title:	Principal	Title:	President, AIM LLC

APPENDIX A

to the

Administrative and Transfer Agency Agreement

dated May 15, 2020

(the “Agreement”)

as amended and restated February 6, 2024

As of February 6, 2024, the following is a list of Portfolios for which the Administrator shall serve under the Agreement:

AllianzIM U.S. Large Cap Buffer10 Apr ETF

AllianzIM U.S. Large Cap Buffer20 Apr ETF

AllianzIM U.S. Large Cap Buffer10 Jul ETF

AllianzIM U.S. Large Cap Buffer20 Jul ETF

AllianzIM U.S. Large Cap Buffer10 Oct ETF

AllianzIM U.S. Large Cap Buffer20 Oct ETF

AllianzIM U.S. Large Cap Buffer10 Jan ETF

AllianzIM U.S. Large Cap Buffer20 Jan ETF

AllianzIM U.S. Large Cap Buffer10 Nov ETF

AllianzIM U.S. Large Cap Buffer20 Nov ETF

AllianzIM U.S. Large Cap Buffer10 Dec ETF

AllianzIM U.S. Large Cap Buffer20 Dec ETF

AllianzIM U.S. Large Cap Buffer10 Feb ETF

AllianzIM U.S. Large Cap Buffer20 Feb ETF

AllianzIM U.S. Large Cap Buffer10 Mar ETF

AllianzIM U.S. Large Cap Buffer20 Mar ETF

AllianzIM U.S. Large Cap Buffer10 May ETF

AllianzIM U.S. Large Cap Buffer20 May ETF

AllianzIM U.S. Large Cap Buffer10 Jun ETF

AllianzIM U.S. Large Cap Buffer20 Jun ETF

AllianzIM U.S. Large Cap Buffer10 Aug ETF

AllianzIM U.S. Large Cap Buffer20 Aug ETF

AllianzIM U.S. Large Cap Buffer10 Sep ETF

AllianzIM U.S. Large Cap Buffer20 Sep ETF

AllianzIM U.S. Large Cap 6 Month Buffer10 Jan/Jul ETF

AllianzIM U.S. Large Cap 6 Month Buffer10 Apr/Oct ETF

AllianzIM U.S. Large Cap 6 Month Buffer10 Feb/Aug ETF

AllianzIM U.S. Large Cap 6 Month Buffer10 Mar/Sep ETF

AllianzIM U.S. Large Cap 6 Month Buffer10 May/Nov ETF

AllianzIM U.S. Large Cap 6 Month Buffer10 Jun/Dec ETF

AllianzIM U.S. Equity 6 Month Floor5 Jan/Jul ETF (fka: AllianzIM

U.S. Large Cap 6 Month Floor5 Jan/Jul ETF)

AllianzIM U.S. Equity 6 Month Floor5 Apr/Oct ETF (fka: AllianzIM

U.S. Large Cap 6 Month Floor5 Apr/Oct ETF)

AllianzIM U.S. Equity Buffer15 Uncapped Jan ETF

AllianzIM U.S. Equity Buffer15 Uncapped Feb ETF

AllianzIM U.S. Equity Buffer15 Uncapped Mar ETF

AllianzIM U.S. Equity Buffer15 Uncapped Apr ETF

AllianzIM U.S. Equity Buffer15 Uncapped May ETF

AllianzIM U.S. Equity Buffer15 Uncapped Jun ETF

AllianzIM U.S. Equity Buffer15 Uncapped Jul ETF

AllianzIM U.S. Equity Buffer15 Uncapped Aug ETF

AllianzIM U.S. Equity Buffer15 Uncapped Sep ETF

AllianzIM U.S. Equity Buffer15 Uncapped Oct ETF

AllianzIM U.S. Equity Buffer15 Uncapped Nov ETF

AllianzIM U.S. Equity Buffer15 Uncapped Dec ETF